Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement of Cycurion Inc, on the Form 10-K of our report dated April 17, 2025 with respect to our audits of the consolidated financial statements of Cycurion Inc as of December 31, 2024 and 2023 and for the years then ended.

We also consent to the reference of WWC, P.C., as an independent registered public accounting firm, as “Experts” in matters of accounting.

San Mateo, California	WWC, P.C.
April 17, 2025	Certified Public Accountants
PCAOB ID: 1171